PolyShield TECHNOLOGIES

FOR IMMEDIATE RELEASE JULY 24, 2013

Poly Shield Technologies Inc. Enters Into Agreement with LMS Shipmanagement Inc. of Mobile, Alabama for multiple installations of the DSOX-15 Fuel Purification System.

Boca Raton, Florida, July 24, 2013 - Poly Shield Technologies Inc. ("Poly Shield")(OTCBB:SHPR) announces the signing of an Installation agreement with LMS Shipmanagement Inc. a wholly owned subsidiary of International Shipholdings Corp., ISH NYSE. The Agreement will focus, initially, on a two vessel installation and certification of its newly developed DSOX-15 Fuel Purification System. The agreement will also allow for DSOX-15 system installations on up to an additional 40 ships. The DSOX-15 system, with its new approach to sulfur removal, is expected to comply with the new emission regulations set to take effect in January 2015. CEO, Rasmus Norling, commented, "This Development Agreement with LMS is a significant step forward in achieving our Company's business goals and allowing Poly Shield Technologies Inc. to demonstrate it's DSOX-15 Fuel Purification System's capabilities in a real world environment."

The Company intends to update the public on the installation and certification milestones of the DSOX-15 Fuel Purification System as we progress through the development process to compliance certification.

About Poly Shield Technologies Inc.:

Poly Shield markets environmental, pollution emissions, energy saving, corrosion and durability solutions to a worldwide market.

Poly Shield's proprietary DSOX-15 Fuel Purification System is a cost-effective technology designed to remove sulfur from fuel in an effort to meet the upcoming sulfur emissions regulations due to take effect in 2015. The technology is directly aimed at the maritime industry which includes vessels for criuse-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. The technology has a worldwide application that is not limited to the maritime industry.

The Poly Shield's Fluoropolymer coatings are formulated specifically for extreme durability reduced maintenance and enhanced aesthetics. They were tested and are in use in a number of different industries including marine, aerospace, oil field, industrial, commercial, and residential applications.

For further information about Poly Shield Technologies Inc. please visit the company's website at http://www.Polyshieldtechnologies.com.

On behalf of the Board of Directors

Rasmus Norling, Director and CEO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.

Contact: Poly Shield Technologies Inc.

info@polyshieldtechnologies.com

www.polyshieldtechnologies.com